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                                                                     Exhibit 5.1

                          GOODWIN, PROCTER & HOAR LLP
                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881


                               December 21, 1998



Boston Properties, Inc.
8 Arlington Street
Boston, MA 02116

     Re:  Legality of Securities to be Registered Under
          Registration Statement on Form S-3
          -----------------------------------------------

Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Boston Properties, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an indeterminate amount of Preferred Stock, Common Stock and Warrants (as such terms are defined in the Registration Statement) authorized for issuance under the Company's Amended and Restated Certificate of Incorporation (the "Certificate"), with an aggregate public offering price of up to $1,500,000,000 (such securities being referred to collectively as the "Securities"). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the Prospectus contained in the Registration Statement.

     In connection with rendering this opinion, we have examined the Certificate of the Company, as amended to the date hereof and on file with the Delaware Secretary of State; the Amended and Restated Bylaws of the Company; such records of corporate proceedings of the Company as we deemed appropriate for the purposes of this opinion; and the Registration Statement and the exhibits thereto.

     We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts and the Delaware General Corporation Law.

     Based upon the foregoing, we are of the opinion that, when specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolution") and when issued as described in the Registration Statement and a
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Boston Properties, Inc.
December 21, 1998
Page 2

Prospectus Supplement that is consistent with the Authorizing Resolution, and upon receipt by the Company of the consideration provided for in the Authorizing Resolution (which consideration is not less than the $.01 par value per share in the case of Common Stock or Preferred Stock), the Securities will be legally issued, fully paid and nonassessable, and in the case of the Warrants binding obligations of the Company.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,


                              /s/ Goodwin, Procter & Hoar LLP
                              GOODWIN, PROCTER & HOAR LLP